SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 7, 2009 (May 5, 2009)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

001-34292	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg, Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 532-6114

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Company appoints New Director

On May 5, 2009, Orrstown Financial Services, Inc. (the “Company”), announced the resignations of Denver L. Tuckey and Peter C. Zimmerman from the Company’s Board of Directors, and the appointment of Mark K. Keller as a Class B Director of the Company. Mr. Tuckey also resigned from the Orrstown Bank Board of Directors and as Corporate Secretary of both the Company and Orrstown Bank. Mr. Keller will continue to serve on the Board of Directors of Orrstown Bank, to which he was appointed in 2008. Orrstown Bank is a wholly-owned subsidiary of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued May 6, 2009 – filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 7, 2009	/s/ Bradley S. Everly
Bradley S. Everly, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued May 6, 2009 – filed herewith.